Exhibit 21.1
Danaher Corporation Subsidiaries of the Registrant
Name	Jurisdiction of Formation
AB Sciex Germany GmbH	Germany
AB Sciex KK	Japan
AB Sciex LLC	Delaware
AB Sciex LP	Canada
AB Sciex Pte Ltd.	Singapore
Aegean Partner LLC	Delaware
Aguasin SpA	Chile
Alltec Angewandte Laserlicht Technologie GmbH	Germany
Alpha Biotec Ltd.	Israel
American Precision Industries Inc.	Delaware
Anderson Instrument Co., Inc.	New York
ANGI Energy Systems LLC	Delaware
Anhui Shifu Instruments Co., Ltd.	China
Aquafine Corporation	California
Argo Canada Holding ULC	Canada
Ball Screws and Actuators Co., Inc.	California
Beaverton LLC	Delaware
Beckman Australia ApS	Denmark
Beckman Coulter Australia Pty Ltd	Australia
Beckman Coulter Biomedical GmbH	Germany
Beckman Coulter Biyomedikal Urunler Sanayi ve Ticaret Limited [irketi]	Turkey
Beckman Coulter Canada LP	Canada
Beckman Coulter Commercial Enterprise (China) Co., Ltd.	China
Beckman Coulter de Mexico, S.A. de C.V.	Mexico
Beckman Coulter España, S.A.	Spain
Beckman Coulter France S.A.S.	France
Beckman Coulter Genomics Inc.	Delaware
Beckman Coulter G.m.b.H.	Germany
Beckman Coulter Hong Kong Limited	Hong Kong
Beckman Coulter, Inc.	Delaware
Beckman Coulter India Private Limited	India
Beckman Coulter International SA	Switzerland
Beckman Coulter Ireland Inc. [Ireland]	Ireland
Beckman Coulter K.K.	Japan
Beckman Coulter Korea Ltd.	Korea, Republic of
Beckman Coulter Laboratory Systems (Suzhou) Co. Ltd.	China
Beckman Coulter Limited Liability Company	Russian Federation
Beckman Coulter Nederland B.V.	Netherlands
Beckman Coulter Nippon GK	Japan
Beckman Coulter Puerto Rico Inc.	Illinois
Beckman Coulter, S.L.	Spain
Beckman Coulter South Africa (Proprietary) Limited	South Africa
Beckman Coulter Srl	Italy
Beckman Coulter Taiwan Inc.	California
Beckman Coulter United Kingdom Limited	United Kingdom

BioTector Analytical Systems Ltd	Ireland
BrightTech Inc.	MN
Carnassial Corporation	Canada
ChemTreat, Inc.	Virginia
ChemTreat International, Inc.	Virginia
ClearSight Networks, Inc.	Delaware
Danaher Acquisition GmbH	Germany
Danaher China Holdings Limited	Hong Kong
Danaher Evolution GmbH	Germany
Danaher Medical ApS	Denmark
Danaher Setra-ICG (Tianjin) Co. Ltd.	China
Danaher (Shanghai) Management Co. Ltd.	China
Danaher UK Industries Limited	United Kingdom
DATAPAQ Limited	United Kingdom
Dental Imaging Technologies Corporation	Delaware
Devicore Medical Products Inc.	Delaware
DH Alpha Limited	United Kingdom
DH Business Services LLC	Delaware
DH Cooperative, Inc.	Delaware
DH Denmark-USD ApS	Denmark
DH Holdings Corp.	Delaware
DH Holding Italia SRL	Italy
DHR Finland Oy	Finland
DHR Technologies Ireland Limited	Ireland
DH Technologies Development Pte Ltd.	Singapore
Diagnostic Monitoring Systems Limited	United Kingdom
Dr. Lange Nederland B.V.	Netherlands
Dynapar Corporation	Illinois
Esko Brno S.r.o	Czech Republic
Esko BVBA	Belgium
Esko-Graphics BVBA	Belgium
Esko-Graphics GmbH [Germany]	Germany
Esko-Graphics Inc.	Georgia
Esko Software BVBA	Belgium
Fafnir Gmbh	Germany
FJ 900, Inc.	Delaware
Fluke Corporation	Washington
Fluke Deutschland GmbH	Germany
Fluke Electronics Corporation	Delaware
Fluke Europe B.V.	Netherlands
Fluke Finance Company Limited	Cayman Islands
Fluke Holding Austria GmbH	Austria
Fluke International Corporation (DE)	Delaware
Fluke Operations B.V.	Netherlands
Fluke Precision Measurement Limited	United Kingdom
Fluke Shanghai Corporation	China
Gelman Sciences Inc.	Michigan
Gems Sensors Inc.	Delaware
Gilbarco Australia Pty Ltd	Australia

Gilbarco GmbH & Co. KG	Germany
Gilbarco Inc.	Delaware
Gilbarco (NZ) Holdings Limited	United Kingdom
Gilbarco S.r.l.	Italy
Gilbarco Veeder Root India Private Limited	India
Hach Company	Delaware
Hach Lange GmbH	Germany
Hach Lange Sàrl	Switzerland
HemoCue AB	Sweden
Hengstler GmbH	Germany
Hennessy Industries, Inc.	Delaware
Hexis Científica S.A.	Brazil
Hybritech Incorporated	California
Implant Direct Sybron Administration LLC	California
Implant Direct Sybron International LLC	Nevada
Implant Direct Sybron Manufacturing LLC	California
Infrared Integrated Systems Limited	United Kingdom
Invetech Pty Ltd	Australia
Iris International, Inc.	Delaware
Iris Power LP	Canada
Jacobs (Suzhou) Vehicle Systems Co., Ltd	China
Jacobs Vehicle Systems, Inc.	Delaware
Janos Technology LLC	Delaware
Joslyn Holding Company	Delaware
Kaltenbach & Voigt GmbH	Germany
KAVO Dental GmbH	Germany
Kavo Dental Technologies, LLC	Illinois
Keithley Instruments, Inc.	Delaware
Kerr Corporation	Delaware
Kerr GmbH	Germany
KerrHawe SA	Switzerland
Kollmorgen Asia Investment Company	Delaware
Kollmorgen Corporation	New York
Kollmorgen Europe GmbH	Germany
Kollmorgen Finance Ltd	Ireland
Kollmorgen s.r.o.	Czech Republic
Laetus GmbH	Germany
Launchchange Finance S.à r.l.	Luxembourg
Launchchange Operations Limited	United Kingdom
Leica Biosystems Imaging Inc.	Delaware
Leica Biosystems Melbourne Pty Ltd	Australia
Leica Biosystems Newcastle Limited	United Kingdom
Leica Biosystems Nussloch GmbH	Germany
Leica Biosystems Richmond, Inc.	Illinois
Leica Instruments (Singapore) Pte Limited	Singapore
Leica Microsystems B.V.	Netherlands
Leica Microsystems Cambridge Limited	United Kingdom
Leica Microsystems CMS GmbH	Germany
Leica Microsystems Inc.	Delaware

Leica Microsystems IR GmbH	Germany
Leica Microsystems KK	Japan
Leica Microsystems Limited	Hong Kong
Leica Microsystems Ltd. Shanghai	China
Leica Microsystems (SEA) Pte Ltd	Singapore
Leica Microsystems (UK) Limited	United Kingdom
Leica Mikrosysteme (Austria) GmbH	Austria
Leica Mikrosysteme Vertrieb GmbH	Germany
Life Sciences Holdings France SAS	France
Linx Printing Technologies Limited	United Kingdom
Lipesa Colombia SA	Colombia
Lumigen, Inc.	Michigan
Maxtek Components Corporation	Delaware
McCrometer, Inc.	Delaware
Metrex Research, LLC	Wisconsin
Mixed Signals, Inc.	Delaware
Molecular Devices, LLC	Delaware
Motion Engineering Incorporated	California
Navman Wireless Australia Pty.Ltd.	Australia
Navman Wireless Holdings LP	Delaware
Navman Wireless North America Ltd.	Delaware
Navman Wireless UK ltd.	United Kingdom
Negele Messtechnik GmbH	Germany
Neoptix Canada LP	Canada
NMTC, Inc.	Delaware
Nobel Biocare AB	Sweden
Nobel Biocare Belgium NV	Belgium
Nobel Biocare Deutschland GmbH	Germany
Nobel Biocare France SAS	France
Nobel Biocare Holding AG	Switzerland
Nobel Biocare Iberica SA	Spain
Nobel Biocare Italiana Srl	Italy
Nobel Biocare Japan KK	Japan
Nobel Biocare Management AG	Switzerland
Nobel Biocare Procera Services Inc.	Canada
Nobel Biocare Services AG	Switzerland
Nobel Biocare USA LLC*	Delaware
Normond info SAS	France
Ormco BV	Netherlands
Ormco Corporation	Delaware
OTT Hydromet GmbH	Germany
Pacific Scientific Energetic Materials Company (California) LLC	California
PacSci Motion Control, Inc.	Massachusetts
Pall Aeropower Corporation	Delaware
Pall Australia Pty. Ltd.	Australia
Pall Corporation	New York
Pall Europe Limited	United Kingdom
Pall Filter (Beijing) Co. Ltd.	China
Pall Filter Specialists, Inc.	Delaware

Pall Filtersystems GmbH	Germany
Pall Filtration and Separations Group	Delaware
Pall Filtration Pte. Ltd.	Singapore
Pall ForteBio LLC	Delaware
Pall France SAS	France
Pall GmbH	Germany
Pall International Sarl	Switzerland
Pall Italia Srl	Italy
Pall Korea Ltd.	Korea, Republic of
Pall Life Sciences Belgium BVBA	Belgium
Pall Manufacturing UK Limited	United Kingdom
Pall Medistad BV	Netherlands
Pall Life Sciences Puerto Rico, LLC	Puerto Rico
PaloDEx Group OY	Finland
Pantone LLC	Delaware
Pentron Corporation	Delaware
PLS Pacific Laser Systems LLC	California
Portescap India Private Limited	India
Qualitrol Company LLC	Delaware
Qualitrol Finance Corp.	Delaware
Radiometer America Inc.	Delaware
Radiometer GmbH	Germany
Radiometer Medical ApS	Denmark
Radiometer Medical Equipment (Shanghai) Co. Ltd.	China
Raytek GmbH	Germany
Salsnes Filter AS	Norway
Sea-Bird Electronics, Inc.	Washington
Sendx Medical, Inc.	Delaware
Serveron Corporation	Delaware
Setra Systems, Inc.	Massachusetts
Shanghai AB Sciex Analytical Instrument Trading Co. Ltd.	China
Shanghai Shilu Instrument Co. Ltd.	China
Sonix, Inc.	Virginia
Superior LLC	United States
Sutron Corporation	Virginia
Suzhou Xitogen Biotechnology Co., Ltd.	China
Sybron Canada LP	Canada
Sybron Dental Specialties, Inc.	Delaware
SyntheSys Research, Inc.	California
Tektronix (China) Co., Limited	China
Tektronix China Trading	China
Tektronix, Inc.	Oregon
Tektronix International Sales GmbH	Switzerland
Tektronix U.K. Holdings Limited	United Kingdom
Teletrac, Inc.	Delaware
TFF Corporation	Japan
Thomson Industries Inc.	New York
Thomson Linear LLC	Delaware
Tianjin Danaher Motion Co. Ltd.	China

Tollo Linear AB	Sweden
Trojan Technologies	Canada
Unifors Raysafe AB	Sweden
Universal Technic SAS	France
U.S. Peroxide, LLC	Delaware
Veeder-Root Company	Delaware
Veeder-Root Finance Company	United Kingdom
Veeder-Root FuelQuest LLC	Delaware
Veeder-Root Petroleum Equipment (Shanghai) Co., Ltd.	China
Venture Measurement Company LLC	Delaware
Videojet Argentina S.R.L.	Argentina
Videojet Do Brasil Comércio de Equipamentos Para Codificação Industrial Ltda.	Brazil
Videojet Italia Srl	Italy
Videojet Technologies Europe B.V.	Netherlands
Videojet Technologies Inc.	Delaware
Videojet Technologies (I) Pvt. Ltd	India
Videojet Technologies Limited	United Kingdom
Videojet Technologies S.A.S.	France
Videojet Technologies (Shanghai) Co., Ltd.	China
Videojet Technologies JSC	Russian Federation
Viqua	Canada
Water Quality GmbH	Germany
X-Ray Optical Systems, Inc.	Delaware
X-Rite Asia Pacific Limited	Hong Kong
X-Rite Incorporated	Michigan
X-Rite, (Shanghai) Color Management Co., Ltd	China
Zhuhai S.E.Z. Videojet Electronics Ltd.	China